Exhibit 99.1
For Immediate Release
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858-1649
FOR MORE INFORMATION CONTACT:
Amber Zaske, Community Relations
Phone: 989-779-6309    Fax: 989-775-5501
Isabella Bank Corporation Announces Strong Second Quarter 2022 Earnings
Earnings trend continues; strategies lift EPS and margin
Mt. Pleasant, Michigan, July 21, 2022 — Isabella Bank Corporation (the “Corporation”) (OTCQX: ISBA) reported net income of $5.3 million for the second quarter of 2022 and $10 million for the six-month period ended June 30, 2022. Earnings per common share were $0.70 in the second quarter and $1.33 for the first six months of 2022.
Second-quarter 2022 highlights include:
•Earnings per share of $0.70 grew 21% in comparison to the second quarter of 2021.
•Net interest income improved $2.2 million compared to the second quarter of 2021, aided by a 39% decline in interest expense.
•Net interest margin yield benefited from rising interest rates, increasing 37 basis points compared to the second quarter of 2021.
•Loans grew $53.5 million during the second quarter, driven by commercial loans.
“We continue to deliver solid financial results as shown in our second quarter performance," said Jae A. Evans, President & CEO. "Isabella Bank continues to experience increased net income and improvement in net interest margin. With additional interest rate increases anticipated by the Federal Reserve, we expect these improvements to continue throughout the remainder of 2022.
“Despite continued concerns over how inflation and other events happening around the world may impact the financial services industry, we continue to pursue strategic initiatives to enhance shareholder and customer value," Evans added.
"During the second quarter, we announced the construction of a new full-service branch in Saginaw, expanding our presence within the Great Lakes Bay Region. The Bank also successfully completed a planned online banking conversion during the quarter, thereby enhancing our customers' experience. We remain committed to meeting the needs of our communities and our customers by providing innovative and competitive products and services."

Operating Results
Net income: Net income for the second quarter 2022 was $5.3 million, a 14.6% increase compared to $4.6 million in the second quarter of 2021. For the first six months of 2022 and 2021, net income was $10 million. Net interest income improved, offset by increased operating expenses, as described below.
Net interest income: Net interest income for the first half of 2022 increased $2.5 million compared to the same period in 2021. While Paycheck Protection Program loan fees declined during the period, rising interest rates within the loan portfolio and growth in loans and investment securities drove a $934,000 increase in gross interest income during the six-month period ended June 30, 2022, compared to the same period in 2021. The Corporation continued to benefit from a reduction in higher-cost borrowings as interest expense on deposits and borrowings decreased $1.6 million, or 38.8%, for the six-month period ended June 30, 2022, compared to the same period in 2021. A $522,000 provision for loan losses expense was recorded during the first half of 2022, compared to a $492,000 provision reversal during the same period in 2021, as initial concerns over potential credit quality issues related to the onset of the pandemic did not materialize.
Noninterest income and expenses: Noninterest income increased $295,000 during the first half of 2022, compared to the same period in 2021. A $968,000 increase in service charges and fees that included $577,000 of OMSR income, was partially offset by a $726,000 reduction in gain on sale of loans as residential mortgage originations declined. Noninterest expenses for the first six months of 2022 increased $1.7 million, as a result of increased compensation, other losses, consulting, marketing, and donations and community relations, as many charitable organizations resumed activities and events.
Net yield on interest earning assets: The Corporation’s fully taxable equivalent net yield on interest earning assets was 3.16% and 3.01% for the three and six months ended June 30, 2022, as compared to 2.79% and 2.88% for the same periods in 2021. This marked improvement is the result of strategies management implemented In 2019 and 2020, focused on improving the net yields as rates declined, including enhanced pricing related to loans and a reduced reliance on higher-cost borrowed funds and brokered deposits. Considering the rate increases during the first half of 2022 and the anticipation of future rate increases in the remainder of the year, the Corporation expects continued improvement in the net yield on interest earning assets.
Balance Sheet
Assets: The Corporation had $2.05 billion in total assets and $2.8 billion of assets under management as of June 30, 2022. Managed assets included loans sold and serviced of $273.3 million and $454.5 million in investment and trust assets managed by Isabella Wealth.
Loans: Loans outstanding as of June 30, 2022 totaled $1.3 billion. While gross loans declined $29.1 million since December 31, 2021, due to a decrease in advances to mortgage brokers, loans increased $53.5 million or 4.4%, during the second quarter of 2022. Credit quality remains strong as evidenced by total past due and nonaccrual loans which were 0.12% of gross loans as of June 30, 2022.
Deposits: Total deposits were $1.8 billion as of June 30, 2022, an increase of $49.5 million, or 2.90%, since December 31, 2021. Growth in accounts from new customers is the driving factor behind this increase.
Capital: The Bank is considered a “well-capitalized” institution, as its capital ratios exceeded the minimum designated requirements. As of June 30, 2022, the Bank’s Tier 1 Leverage Ratio was 8.99%, Tier 1 Capital Ratio was 13.50% and Total Capital Ratio was 14.22%. The minimum requirements to be considered well capitalized are a Tier 1 Leverage Ratio of 5.0%, Tier 1 Capital Ratio of 8.0% and Total Capital Ratio of 10.0%.
Dividend: During the second quarter of 2022, the Corporation paid a $0.27 per common share cash dividend. Based on the Corporation’s closing stock price of $24.80 as of June 30, 2022, the annualized cash dividend yield was 4.35%.
About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving the local banking needs of its customers and communities for 119 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services through Isabella Wealth. The Bank has locations throughout seven Mid-Michigan counties: Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the investors link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s market maker is Boenning & Scattergood, Inc. (www.boenninginc.com) and its investor relations firm is Renmark Financial Communications, Inc. (www.renmarkfinancial.com).
Forward-Looking Statements
This press release includes forward-looking statements. To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from the actual results. Additional information concerning some of the factors that could cause materially different results is included in the sections titled “Risk Factors” and “Forward Looking Statements” set forth in Isabella Bank Corporation’s filings with the Securities and Exchange Commission, which are available from the Securities and Exchange Commission’s Public Reference facilities and from its website at www.sec.gov.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30 2022	December 31 2021
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$25,871	$25,563
Interest bearing balances due from banks	56,146	79,767
Total cash and cash equivalents	82,017	105,330
Available-for-sale securities, at fair value	557,590	490,601
Mortgage loans available-for-sale	906	1,735
Loans
Commercial	772,567	807,439
Agricultural	94,726	93,955
Residential real estate	329,795	326,361
Consumer	74,822	73,282
Gross loans	1,271,910	1,301,037
Less allowance for loan and lease losses	9,700	9,103
Net loans	1,262,210	1,291,934
Premises and equipment	24,169	24,419
Corporate owned life insurance policies	32,552	32,472
Equity securities without readily determinable fair values	15,095	17,383
Goodwill and other intangible assets	48,294	48,302
Accrued interest receivable and other assets	25,540	19,982
TOTAL ASSETS	$2,048,373	$2,032,158
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$488,110	$448,352
Interest bearing demand deposits	370,284	364,563
Certificates of deposit under $250 and other savings	834,933	818,841
Certificates of deposit over $250	66,539	78,583
Total deposits	1,759,866	1,710,339
Borrowed funds
Federal funds purchased and repurchase agreements	47,247	50,162
Federal Home Loan Bank advances	10,000	20,000
Subordinated debt, net of unamortized issuance costs	29,203	29,158
Total borrowed funds	86,450	99,320
Accrued interest payable and other liabilities	11,377	11,451
Total liabilities	1,857,693	1,821,110
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,553,113 shares (including 126,388 shares held in the Rabbi Trust) in 2022 and 7,532,641 shares (including 105,654 shares held in the Rabbi Trust) in 2021	129,115	129,052
Shares to be issued for deferred compensation obligations	4,791	4,545
Retained earnings	81,614	75,592
Accumulated other comprehensive income (loss)	(24,840)	1,859
Total shareholders’ equity	190,680	211,048
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,048,373	$2,032,158

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Interest income
Loans, including fees	$13,179	$12,504	$25,557	$25,601
Available-for-sale securities
Taxable	2,027	1,140	3,642	2,305
Nontaxable	704	803	1,364	1,668
Federal funds sold and other	192	193	301	356
Total interest income	16,102	14,640	30,864	29,930
Interest expense
Deposits	854	1,444	1,790	3,112
Borrowings
Federal funds purchased and repurchase agreements	8	11	17	27
Federal Home Loan Bank advances	47	389	119	794
Subordinated debt, net of unamortized issuance costs	266	83	532	83
Total interest expense	1,175	1,927	2,458	4,016
Net interest income	14,927	12,713	28,406	25,914
Provision for loan losses	485	31	522	(492)
Net interest income after provision for loan losses	14,442	12,682	27,884	26,406
Noninterest income
Service charges and fees	2,284	1,830	4,493	3,525
Wealth management fees	784	806	1,538	1,502
Net gain on sale of mortgage loans	170	375	394	1,120
Earnings on corporate owned life insurance policies	222	190	432	376
Other	135	114	285	324
Total noninterest income	3,595	3,315	7,142	6,847
Noninterest expenses
Compensation and benefits	6,037	5,700	12,111	11,577
Furniture and equipment	1,442	1,327	2,892	2,700
Occupancy	929	915	1,895	1,860
Other	3,253	2,553	6,083	5,175
Total noninterest expenses	11,661	10,495	22,981	21,312
Income before federal income tax expense	6,376	5,502	12,045	11,941
Federal income tax expense	1,081	881	2,016	1,922
NET INCOME	$5,295	$4,621	$10,029	$10,019
Earnings per common share
Basic	$0.70	$0.58	$1.33	$1.26
Diluted	$0.69	$0.57	$1.31	$1.24
Cash dividends per common share	$0.27	$0.27	$0.54	$0.54

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,259,573	$13,179	4.19%	$1,200,998	$12,504	4.16%
Taxable investment securities	475,010	2,027	1.71%	281,245	1,140	1.62%
Nontaxable investment securities	109,367	975	3.57%	122,514	1,117	3.65%
Fed funds sold	6	—	1.47%	3	—	0.01%
Other	77,176	192	1.00%	265,227	193	0.29%
Total earning assets	1,921,132	16,373	3.41%	1,869,987	14,954	3.20%
NONEARNING ASSETS
Allowance for loan losses	(9,288)			(9,326)
Cash and demand deposits due from banks	22,838			28,629
Premises and equipment	24,269			24,826
Accrued income and other assets	84,590			106,780
Total assets	$2,043,541			$2,020,896

INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$375,123	$56	0.06%	$330,586	$45	0.05%
Savings deposits	627,916	171	0.11%	550,145	149	0.11%
Time deposits	274,284	627	0.91%	347,155	1,250	1.44%
Federal funds purchased and repurchase agreements	46,029	8	0.07%	52,239	11	0.08%
Federal Home Loan Bank advances	10,000	47	1.88%	84,725	389	1.84%
Subordinated debt, net of unamortized issuance costs	29,188	266	3.65%	9,551	83	3.48%
Total interest bearing liabilities	1,362,540	1,175	0.34%	1,374,401	1,927	0.56%
NONINTEREST BEARING LIABILITIES
Demand deposits	470,139			412,600
Other	15,237			12,478
Shareholders’ equity	195,625			221,417
Total liabilities and shareholders’ equity	$2,043,541			$2,020,896
Net interest income (FTE)		$15,198			$13,027
Net yield on interest earning assets (FTE)			3.16%			2.79%

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,247,746	$25,557	4.10%	$1,201,344	$25,601	4.26%
Taxable investment securities	448,405	3,642	1.62%	236,099	2,305	1.95%
Nontaxable investment securities	105,507	1,895	3.59%	127,157	2,311	3.63%
Fed funds sold	4	—	1.12%	3	—	0.01%
Other	120,027	301	0.50%	280,083	356	0.25%
Total earning assets	1,921,689	31,395	3.27%	1,844,686	30,573	3.31%
NONEARNING ASSETS
Allowance for loan losses	(9,209)			(9,574)
Cash and demand deposits due from banks	24,827			28,787
Premises and equipment	24,364			24,987
Accrued income and other assets	93,648			109,898
Total assets	$2,055,319			$1,998,784

INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$379,275	$106	0.06%	$322,931	$122	0.08%
Savings deposits	621,661	330	0.11%	540,776	298	0.11%
Time deposits	282,172	1,354	0.96%	357,466	2,692	1.51%
Federal funds purchased and repurchase agreements	47,535	17	0.07%	53,187	27	0.10%
Federal Home Loan Bank advances	12,431	119	1.91%	87,348	794	1.82%
Subordinated debt, net of unamortized issuance costs	29,177	532	3.65%	4,665	83	3.56%
Total interest bearing liabilities	1,372,251	2,458	0.36%	1,366,373	4,016	0.59%
NONINTEREST BEARING LIABILITIES
Demand deposits	464,271			397,959
Other	16,061			13,311
Shareholders’ equity	202,736			221,141
Total liabilities and shareholders’ equity	$2,055,319			$1,998,784
Net interest income (FTE)		$28,937			$26,557
Net yield on interest earning assets (FTE)			3.01%			2.88%

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	June 30 2022	March 31 2022	December 31 2021	September 30 2021	June 30 2021
PER SHARE
Basic earnings	$0.70	$0.63	$0.63	$0.59	$0.58
Diluted earnings	$0.69	$0.62	$0.63	$0.58	$0.57
Dividends	$0.27	$0.27	$0.27	$0.27	$0.27
Tangible book value	$18.85	$19.56	$21.61	$21.87	$21.73
Quoted market value
High	$26.25	$26.00	$29.00	$26.74	$23.90
Low	$23.00	$24.50	$24.75	$22.55	$21.00
Close (1)	$24.80	$25.85	$25.50	$26.03	$23.00
Common shares outstanding (1)	7,553,113	7,542,758	7,532,641	7,926,610	7,946,658
Average number of common shares outstanding	7,545,001	7,533,711	7,570,961	7,932,227	7,944,455
Average number of diluted common shares outstanding	7,650,145	7,639,688	7,679,019	8,044,572	8,063,164
PERFORMANCE RATIOS
Return on average total assets	1.04%	0.92%	0.96%	0.91%	0.91%
Return on average shareholders' equity	10.83%	9.02%	8.83%	8.35%	8.35%
Return on average tangible shareholders' equity	14.38%	11.72%	11.31%	10.65%	10.69%
Net interest margin yield (FTE)	3.16%	2.86%	2.86%	2.85%	2.79%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$273,294	$275,556	$278,844	$285,392	$290,033
Assets managed by Isabella Wealth	$454,535	$501,829	$516,243	$491,784	$493,287
Total assets under management	$2,776,202	$2,838,318	$2,827,245	$2,859,877	$2,814,727
ASSET QUALITY (1)
Nonaccrual status loans	$540	$747	$1,245	$3,077	$3,329
Performing troubled debt restructurings	$21,905	$22,335	$25,276	$26,189	$26,785
Foreclosed assets	$241	$187	$211	$348	$365
Net loan charge-offs (recoveries)	$(11)	$(64)	$71	$160	$(58)
Nonperforming loans to gross loans	0.05%	0.06%	0.10%	0.25%	0.28%
Nonperforming assets to total assets	0.05%	0.05%	0.08%	0.18%	0.19%
Allowance for loan and lease losses to gross loans	0.76%	0.76%	0.70%	0.73%	0.78%
CAPITAL RATIOS (1)
Shareholders' equity to assets	9.31%	9.50%	10.39%	10.64%	10.88%
Tier 1 leverage	8.38%	8.12%	7.97%	8.37%	8.46%
Common equity tier 1 capital	12.44%	12.83%	12.07%	13.07%	13.81%
Tier 1 risk-based capital	12.44%	12.83%	12.07%	13.07%	13.81%
Total risk-based capital	15.33%	15.84%	14.94%	16.03%	17.00%
(1) At end of period

	Six Months Ended
	June 30 2022	June 30 2021	June 30 2020
PER SHARE
Basic earnings	$1.33	$1.26	$0.91
Diluted earnings	$1.31	$1.24	$0.90
Dividends	$0.54	$0.54	$0.54
Tangible book value	$18.85	$21.73	$21.52
Quoted market value
High	$26.25	$23.90	$24.50
Low	$23.00	$19.45	$15.60
Close (1)	$24.80	$23.00	$18.25
Common shares outstanding (1)	7,553,113	7,946,658	7,977,019
Average number of common shares outstanding	7,539,799	7,956,889	7,927,298
Average number of diluted common shares outstanding	7,645,357	8,075,763	8,081,475
PERFORMANCE RATIOS
Return on average total assets	0.98%	1.00%	0.78%
Return on average shareholders' equity	9.89%	9.06%	6.67%
Return on average tangible shareholders' equity	13.00%	11.61%	4.30%
Net interest margin yield (FTE)	3.01%	2.88%	2.95%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$273,294	$290,033	$263,332
Assets managed by Isabella Wealth	$454,535	$493,287	$395,214
Total assets under management	$2,776,202	$2,814,727	$2,571,773
ASSET QUALITY (1)
Nonaccrual status loans	$540	$3,329	$5,319
Performing troubled debt restructurings	$21,905	$26,785	$20,536
Foreclosed assets	$241	$365	$776
Net loan charge-offs (recoveries)	$(75)	$(108)	$(45)
Nonperforming loans to gross loans	0.05%	0.28%	0.42%
Nonperforming assets to total assets	0.05%	0.19%	0.33%
Allowance for loan and lease losses to gross loans	0.76%	0.78%	0.69%
CAPITAL RATIOS (1)
Shareholders' equity to assets	9.31%	10.88%	11.50%
Tier 1 leverage	8.38%	8.46%	8.86%
Common equity tier 1 capital	12.44%	13.81%	12.90%
Tier 1 risk-based capital	12.44%	13.81%	12.90%
Total risk-based capital	15.33%	17.00%	13.60%
(1) At end of period

SUPPLEMENTAL BALANCE SHEET DATA (UNAUDITED)
(Dollars in thousands)

	June 30 2022	March 31 2022	December 31 2021	September 30 2021	June 30 2021
Commercial	$772,567	$727,614	$807,439	$757,993	$723,888
Agricultural	94,726	88,169	93,955	93,782	95,197
Residential real estate	329,795	328,559	326,361	321,620	312,567
Consumer	74,822	74,029	73,282	75,163	75,011
Gross loans	$1,271,910	$1,218,371	$1,301,037	$1,248,558	$1,206,663

	June 30 2022	March 31 2022	December 31 2021	September 30 2021	June 30 2021
Noninterest bearing demand deposits	$488,110	$461,473	$448,352	$430,950	$428,410
Interest bearing demand deposits	370,284	387,187	364,563	374,137	326,971
Savings deposits	635,397	635,195	596,662	572,136	549,134
Certificates of deposit	265,477	279,708	297,696	312,027	326,214
Internet certificates of deposit	598	598	3,066	3,066	5,777
Total deposits	$1,759,866	$1,764,161	$1,710,339	$1,692,316	$1,636,506

	June 30 2022	March 31 2022	December 31 2021	September 30 2021	June 30 2021
U.S. Treasury	$214,474	$218,268	$209,703	$192,069	$132,593
States and political subdivisions	119,649	114,015	121,205	128,689	130,960
Auction rate money market preferred	2,497	2,867	3,242	3,246	3,260
Mortgage-backed securities	45,796	49,578	56,148	62,030	68,155
Collateralized mortgage obligations	167,572	152,441	92,301	100,767	109,294
Corporate	7,602	7,750	8,002	7,583	4,192
Available-for-sale securities, at fair value	$557,590	$544,919	$490,601	$494,384	$448,454

	June 30 2022	March 31 2022	December 31 2021	September 30 2021	June 30 2021
Securities sold under agreements to repurchase without stated maturity dates	$47,247	$51,353	$50,162	$67,519	$62,274
Federal Home Loan Bank advances	10,000	10,000	20,000	60,000	70,000
Subordinated debt, net of unamortized issuance costs	29,203	29,181	29,158	29,136	29,121
Total borrowed funds	$86,450	$90,534	$99,320	$156,655	$161,395

SUPPLEMENTAL STATEMENTS OF INCOME DATA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Service charges and fees
ATM and debit card fees	$1,202	$1,127	$2,295	$2,126
Service charges and fees on deposit accounts	631	481	1,240	917
Net OMSR income (loss)	213	(68)	477	(100)
Freddie Mac servicing fee	167	181	338	395
Other fees for customer services	71	109	143	187
Total service charges and fees	2,284	1,830	4,493	3,525
Wealth management fees	784	806	1,538	1,502
Earnings on corporate owned life insurance policies	222	190	432	376
Net gain on sale of mortgage loans	170	375	394	1,120
Other	135	114	285	324
Total noninterest income	$3,595	$3,315	$7,142	$6,847

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Compensation and benefits	$6,037	$5,700	$12,111	$11,577
Furniture and equipment	1,442	1,327	2,892	2,700
Occupancy	929	915	1,895	1,860
Other
Audit, consulting, and legal fees	605	452	1,154	888
ATM and debit card fees	508	462	942	879
Marketing costs	364	238	603	447
Donations and community relations	139	108	426	254
Memberships and subscriptions	207	217	424	428
Loan underwriting fees	215	200	397	390
Director fees	187	180	388	339
FDIC insurance premiums	131	129	256	360
All other	897	567	1,493	1,190
Total other noninterest expenses	3,253	2,553	6,083	5,175
Total noninterest expenses	$11,661	$10,495	$22,981	$21,312